Exhibit 10.1

SECOND AMENDMENT TO
AMENDED AND RESTATED CREDIT AGREEMENT

THIS SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, dated as of March 16, 2010 (this “Amendment”), to the Existing Credit Agreement (such capitalized term and other capitalized terms used in this preamble and the recitals to have the meanings set forth in Article I) is among THE KANSAS CITY SOUTHERN RAILWAY COMPANY, a Missouri corporation (the “Borrower”), KANSAS CITY SOUTHERN, a Delaware corporation (the “Parent”), the SUBSIDIARY GUARANTORS, the LENDERS, the ISSUING BANKS, the SWING LINE BANK and THE BANK OF NOVA SCOTIA, as COLLATERAL AGENT and THE ADMINISTRATIVE AGENT.

W I T N E S S E T H:

WHEREAS, pursuant to the Amended and Restated Credit Agreement, dated as of April 28, 2006 (as amended, supplemented, amended and restated or otherwise modified prior to the date hereof, the “Existing Credit Agreement”), among the Borrower, the Parent, the Subsidiary Guarantors, the Lenders, the Issuing Banks, the Swing Line Bank, the Collateral Agent and the Administrative Agent, the Lenders have agreed to make, and have made, Advances to the Borrower and the Issuing Banks and Swing Line Bank have issued and made, respectively, and the Revolving Credit Lenders have participated in, Letters of Credit and Swing Line Borrowings for the benefit of the Borrower;

WHEREAS, the Borrower has requested certain amendments to the Existing Credit Agreement as more fully set forth herein; and

WHEREAS, the Lender Parties have agreed to such amendments on the terms and conditions contained in this Amendment;

NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I
DEFINITIONS

SECTION 1.1. Certain Definitions. The following terms (whether or not underscored) when used in this Amendment shall have the following meanings (such meanings to be equally applicable to the singular and plural form thereof):

“Amendment” is defined in the preamble.

“Existing Credit Agreement” is defined in the first recital.

“Second Amendment Effective Date” is defined in Section 3.1.

SECTION 1.2. Existing Credit Agreement Defined Terms. Unless otherwise defined herein or the context otherwise requires, terms defined in the Existing Credit Agreement and used in this Amendment shall have the meanings given to them in the Existing Credit Agreement.

ARTICLE II
AMENDMENTS

Effective on the Second Amendment Effective Date, the Existing Credit Agreement is hereby amended in accordance with the terms of this Article.

SECTION 2.1. Amendments to Article I. Article I of the Existing Credit Agreement is hereby amended in accordance with Sections 2.1.1 through 2.1.2.

SECTION 2.1.1. Section 1.01 of the Existing Credit Agreement is hereby amended by inserting the following definitions in the appropriate alphabetical order:

“8% Indenture” means the Indenture, dated as of May 30, 2008, among the Borrower, the Parent, the Subsidiaries of the Parent from time to time parties thereto and U.S. Bank National Association, as trustee, as amended, supplemented, amended and restated or otherwise modified in accordance with the terms of the Loan Documents.

“8% Senior Notes” means the 8% senior unsecured notes of the Borrower issued from time to time pursuant to the 8% Indenture.

“13% Indenture” means the Indenture, dated as of December 18, 2008, among the Borrower, the Parent, the Subsidiaries of the Parent from time to time parties thereto and U.S. Bank National Association, as trustee, as amended, supplemented, amended and restated or otherwise modified in accordance with the terms of the Loan Documents.

“13% Senior Notes” means the 13% senior unsecured notes of the Borrower issued from time to time pursuant to the 13% Indenture.

“Extending Lender” means a Lender that, on or prior to 5:00 p.m. on March 16, 2010 (or such later time or date as shall be specified by notice posted on Intralinks), executes and delivers to the Administrative Agent (or its counsel) a counterpart of the Second Amendment whereby it agrees to extend the Termination Date of such Lender’s Revolving Credit Commitment, Letter of Credit Commitment and Swing Line Commitment (as such terms are defined under this Agreement in effect prior to the Second Amendment) from April 28, 2011 to April 28, 2013 and identifying itself as an Extending Lender on the Second Amendment.

“Net Equity Proceeds” means the excess of:

(a) the gross cash proceeds received by the Parent from the sale or issuance after the Second Amendment Effective Date of its Equity Interest to other than the Borrower or any of its Subsidiaries over

(b) all reasonable and customary underwriting commissions and legal, investment banking, brokerage and accounting and other professional fees, sales commissions and disbursements paid in connection with such sale or issuance.

“RR Act” is defined in Section 5.02(a)(ix).

“RR Assets” is defined in Section 5.02(a)(ix).

“RR Lien” is defined in Section 5.02(a)(ix).

“Second Amendment” means the Second Amendment, dated as of March 16, 2010, to this Agreement among the Borrower, the Parent, the Subsidiary Guarantors, the Required Lenders, the Revolving Credit Lenders that are Extending Lenders, the Issuing Banks, the Swing Line Bank, the Collateral Agent and the Administrative Agent.

“Second Amendment Effective Date” is defined in the Second Amendment.

SECTION 2.1.2. Section 1.01 of the Existing Credit Agreement is further amended as follows:

(a) Clause (b) of the definition of “Applicable Commitment Fee Rate” is amended in its entirety to read as follows:

(b) (i) from the Effective Date until the Second Amendment Effective Date, as determined by this Agreement as in effect immediately prior to the Second Amendment Effective Date, and thereafter, a percentage as set forth below per annum determined by reference to the Leverage Ratio as set forth in the most recent officer’s certificate received by the Administrative Agent pursuant to Section 5.03(b) or Section 5.03(c):

Applicable Commitment Fee Rate for
Leverage Ratio	Revolving Credit Commitment
Level I

less than or equal to 2.50:1.00	0.500%

Level II

greater than 2.50:1.00 but less than or equal to 3.00:1.00	0.500%

Level III

greater than 3.00:1.00 but less than or equal to 3.50:1.00	0.500%

Level IV

greater than 3.50:1.00	0.625%

(b) Clause (a)(ii) of the definition of “Applicable Margin” is hereby amended in its entirety to read as follows:

(ii) from the Effective Date until the Second Amendment Effective Date, as determined by this Agreement as in effect immediately prior to the Second Amendment Effective Date, and thereafter, a percentage as set forth below per annum determined by reference to the Leverage Ratio, as set forth in the most recent officer’s certificate received by the Administrative Agent pursuant to Section 5.03(b) or Section 5.03(c); provided, that the Applicable Margin for each Revolving Credit Advance shall be no less than Level III for the period from the Second Amendment Effective Date to the date that the financial information required pursuant to Section 5.03(c) for the fiscal quarter ending June 30, 2010 is delivered to the Administrative Agent:

		Applicable Margin for
	Applicable Margin for	Eurodollar Rate
	Base Rate Revolving	Revolving Credit
Leverage Ratio	Credit Advances	Advances
Level I

less than or equal to 2.50:1.00	1.25%	2.25%

Level II

greater than 2.50:1.00 but less than or equal to 3.00:1.00	1.50%	2.50%

Level III

greater than 3.00:1.00 but less than or equal to 3.50:1.00	1.75%	2.75%

Level IV

greater than 3.50:1.00	2.25%	3.25%

(c) The definition of “EBITDA” is hereby amended by (i) deleting the word “and” at the end of clause (a)(iii), and (ii) adding a new clause (a)(v) after clause (a)(iv), to read in its entirety as follows:

and (v) any premiums or other debt retirement costs paid with Net Equity Proceeds in connection with a redemption, prepayment or defeasance of Debt under Section 5.02(i)(vi).

(d) The definition of “Loan Documents” is amended by deleting the word “and” and inserting a comma in its place prior to clause (viii), and adding “and (ix) the Second Amendment” after the words “Secured Hedge Agreements” in such definition.

(e) Clause (b) of the definition of “Net Cash Proceeds” is hereby amended in its entirety to read as follows:

(b) with respect to the incurrence or issuance of any Debt by the Parent or any of its Subsidiaries (other than (x) Debt permitted pursuant to Section 5.02(b)(i), (iii), (iv) and (v)), the excess of (i) the sum of 100% of the cash and Cash Equivalents (or, in the case of Debt incurred pursuant to Section 5.02(b)(i)(K), 50% of the cash and Cash Equivalents) received in connection with such incurrence or issuance over (ii) the underwriting discounts and commissions or other similar payments, and other out-of-pocket costs, fees, commissions, premiums and expenses incurred by the Parent or any of its Subsidiaries in connection with such incurrence or issuance to the extent such amounts were not deducted in determining the amount referred to in clause (i); and

(f) The eighth line of the definition of “Obligations” is amended by adding the words “(including, without limitation, Post Petition Interest)” after the word “interest” appearing in such eighth line.

(g) The definition of “Termination Date” is hereby amended by deleting the date “April 28, 2011” appearing in clause (b)(i) and inserting the date “April 28, 2013” in its place.

SECTION 2.2. Amendment to Article II. Article II of the Existing Credit Agreement is hereby amended in accordance with Section 2.2.1.

SECTION 2.2.1. Clause (b)(vi) of Section 2.06 of the Existing Credit Agreement is hereby amended by deleting each reference to “the 2002 Senior Notes Indenture” and inserting “the 13% Indenture” in its place.

SECTION 2.3. Amendments to Article V. Article V of the Existing Credit Agreement is hereby amended in accordance with Sections 2.3.1 through 2.3.4.

SECTION 2.3.1. Clause (i) of Section 5.01 of the Existing Credit Agreement is hereby amended by adding the following text at the end of such clause:

In addition to the foregoing, the Borrower shall promptly, after any RR Assets are no longer the subject of any RR Lien, execute and deliver and cause each Loan Party whose assets are no longer subject to any RR Lien to execute and deliver, any further instruments and documents and take and cause each such Loan Party to take all such other action as the Collateral Agent may deem reasonably necessary or desirable to obtain the full benefits of or in perfecting and preserving the Liens of such mortgages, pledges, assignments, security agreement supplements, intellectual property security agreement supplements, and security agreements on the assets and property that is no longer the subject of a RR Lien.

SECTION 2.3.2. Clause (a) of Section 5.02 of the Existing Credit Agreement is hereby amended (i) by deleting the word “and” at the end of clause (a)(vii), (ii) adding the words “or by clause (ix)” after the words “permitted by clauses (i) through (vi);” in the first line of clause (a)(viii); and (iii) adding a new clause (a)(ix), to read in its entirety as follows:

(ix) Liens upon or in real and personal property or equipment of the Borrower or any of its Subsidiaries to secure Debt (the “RR Assets”) incurred solely under and for purposes consistent with Title V of the Railroad Revitalization and Regulatory Reform Act of 1976 as amended (45 U.S.C. 821 et seq.) (the “RR Act”), which Liens on such RR Assets may rank senior to the Liens of the Secured Obligations in favor of the Secured Parties (unless such Liens are in favor of a Loan Party or an Affiliate of a Loan Party (any such senior Lien referred to as an “RR Lien”)), and the Lenders hereby agree that the Administrative Agent is hereby authorized and directed (without the need for any further consent of the Lender Parties) to release the Lien in favor of the Lender Parties on any RR Assets which shall constitute an RR Lien in favor of holders of Debt under Section 5.02(b)(i)(K) (so long as the release on the Lien on such RR Assets does not constitute a release of all or substantially all of the Collateral (that secures the Obligations of the Loan Parties under the Loan Documents) in any transaction or series of related transactions); provided, however, that no RR Lien shall extend to or cover any property other than the RR Assets that are the subject of the project for which the Borrower or its Subsidiary has submitted a request to the Secretary of Transportation (or similar authority) under the RR Act for financial assistance (or the bridge Debt in lieu thereof), and no extension, renewal or replacement of RR Liens shall extend to or cover any property or assets not theretofore subject to the RR Lien being extended, renewed or replaced; and provided further that the Debt secured by RR Liens permitted by this clause (ix) shall be permitted by and incurred solely under Section 5.02(b)(i)(K);

SECTION 2.3.3. Clause (b)(i) of Section 5.02 of the Existing Credit Agreement is hereby amended by (i) deleting the period at the end of clause (b)(i)(J) and inserting “; and” in its place, and inserting a new clause (b)(i)(K), to read in its entirety as follows:

(K) Debt incurred by the Borrower or a Subsidiary in a principal amount not to exceed $150,000,000 at any time outstanding, which Debt may be incurred only if (i) both before and after giving effect thereto, no Default shall have occurred and be continuing or would result therefrom, (ii) the Debt shall be incurred under the RR Act or such Debt shall be incurred as a bridge to a refinancing for Debt to be incurred under the RR Act, and the proceeds thereof used solely for purposes consistent with the RR Act, (iii) the Debt shall not have a maturity date earlier than the Termination Date in respect of the Revolving Credit Commitment, (iv) the fair market value (as determined in a commercially reasonable manner by the Borrower) of the RR Assets used to secure Debt under this clause shall not exceed the amount of the Debt that is being secured by such RR Assets, (v) the Debt shall not provide for more than 25% of the original principal amount to amortize over the term of this Agreement, and (vi) no later than the Prepayment Date following the incurrence of any Debt under this clause, the Borrower shall have made a mandatory prepayment of the Advances with the Net Cash Proceeds of such Debt pursuant to Section 2.06(b)(ii).

SECTION 2.3.4. Clause (i) of Section 5.02 of the Existing Credit Agreement is hereby amended by (i) deleting the word “and” immediately prior to subclause (v) and inserting a comma in its place, and (ii) adding a new subclause (vi) to read in its entirety as follows:

, and (vi) redemptions, prepayments or defeasance of (A) the 8% Notes and the 13% Notes (and premium thereon) in accordance with the terms of the 8% Indenture and the 13% Indenture, respectively, and (B) any other senior or subordinated Debt and premium thereon (whether secured or unsecured) of the Borrower or of any Subsidiaries, in each case solely with Net Equity Proceeds; provided, that such redemptions, prepayments or defeasance are made within 60 days following the issuance of the Equity Interests of the Parent giving rise to such Net Equity Proceeds,

ARTICLE III
CONDITIONS TO EFFECTIVENESS

SECTION 3.1. This Amendment shall become effective upon the date (the “Second Amendment Effective Date”) when each of the following conditions set forth in this Article shall have been satisfied.

SECTION 3.1.1. Execution of Counterparts. The Administrative Agent shall have received this Amendment, duly executed and delivered by an authorized officer of the Parent, the Borrower, each Subsidiary Guarantor, each Revolving Credit Lender, the Issuing Banks, the Swing Line Bank and the Required Lenders, the Collateral Agent and the Administrative Agent.

SECTION 3.1.2. Amendment Fee. The Administrative Agent shall have received for the account of each Lender that has executed and delivered a copy of this Amendment to the Administrative Agent or its counsel (Orrick, Herrington, and Sutcliff, LLP, 666 Fifth Avenue, New York, New York (facsimile number 212-506-5151); Attention Lisa Cohen) no later than 5:00 p.m. (New York time) on March 16, 2010 all amendment fees that are payable on the Second Amendment Effective Date.

SECTION 3.1.3. Upfront Fee. The Administrative Agent shall have received for the account of each Extending Lender all upfront fees that are payable on the Second Amendment Effective Date.

SECTION 3.1.4. Fees and Expenses. The Administrative Agent shall have received all of its reasonable and documented fees and out-of-pocket expenses incurred in connection with the negotiation, preparation, execution and delivery of this Amendment, including all invoiced fees and disbursements of Orrick, Herrington & Sutcliffe LLP, counsel to the Administrative Agent.

SECTION 3.1.5. Legal Opinions. The Administrative Agent shall have an opinion of Sonnenschein Nath & Rosenthal LLP, New York counsel for the Borrower dated the Second Amendment Effective Date, addressed to each the Lenders and the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent.

ARTICLE IV
MISCELLANEOUS PROVISIONS

SECTION 4.1. Representations and Warranties. To induce the Lenders to enter into this Amendment the Loan Parties represent and warrant to the Lender Parties that as of the Second Amendment Effective Date:

(a) this Amendment constitutes the legal, valid and binding obligation of the Parent, the Borrower and the Subsidiary Guarantors, enforceable against each of them in accordance with its terms;

(b) both before and after giving effect to this Amendment all of the statements set forth in clauses (a)(i) and (a)(ii) of Section 3.02 of the Existing Credit Agreement are true and correct; and

(c) no authorizations, consents or approvals by or with any other Person is required for the execution and delivery by, or for the effectiveness or enforceability against, any Loan Party, of this Amendment.

SECTION 4.2. Effect of Amendment. The parties hereto agree as follows:

(a) This Amendment shall not constitute an amendment or waiver of or consent to any provision of the Existing Credit Agreement or any other Loan Document not expressly referred to herein and shall not be construed as an amendment, waiver or consent to any action on the part of any Loan Party that would require an amendment, waiver or consent of any Lender Party under any of the Loan Documents except as expressly stated herein. Except as expressly amended hereby, the provisions of the Existing Credit Agreement and the Loan Documents shall remain unchanged and shall continue to be, and shall remain, in full force and effect in accordance with their respective terms.

(b) On and after the Second Amendment Effective Date, each reference in the Existing Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the Existing Credit Agreement in any other Loan Document shall be deemed a reference to the Existing Credit Agreement as amended hereby. This Amendment, executed pursuant to the Existing Credit Agreement, shall constitute a “Loan Document” for all purposes of the Existing Credit Agreement and the other Loan Documents and shall be construed, administered and applied in accordance with all of the terms and provisions of the Credit Agreement.

SECTION 4.3. Costs and Expenses. The Borrower agrees to reimburse the Administrative Agent for its out-of-pocket expenses in connection with this Amendment, including the fees, charges and disbursements of counsel for the Administrative Agent.

SECTION 4.4. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

SECTION 4.5. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

SECTION 4.6. Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts (including by facsimile or electronic copy), each of which when so executed and delivered shall be deemed an original and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

SECTION 4.7. GOVERNING LAW. THIS AMENDMENT WILL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

THE KANSAS CITY SOUTHERN RAILWAY COMPANY
By:	/s/ Paul J. Weyandt

Name: Paul J. Weyandt Title: Senior Vice President – Finance and Treasurer
KANSAS CITY SOUTHERN as Guarantor
By:	/s/ Paul J. Weyandt

Name: Paul J. Weyandt Title: Senior Vice President – Finance and Treasurer
GATEWAY EASTERN RAILWAY COMPANY as Guarantor
By:	/s/ Paul J. Weyandt

Name: Paul J. Weyandt Title: Vice President and Treasurer
SOUTHERN DEVELOPMENT COMPANY as Guarantor
By:	/s/ Michael R. Haverty

Name: Michael R. Haverty Title: President
THE KANSAS CITY NORTHERN RAILWAY COMPANY as Guarantor
By:	/s/ Paul J. Weyandt

Name: Paul J. Weyandt Title: Vice President and Treasurer

TRANS-SERVE, INC.
as Guarantor
By:		/s/ Paul J. Weyandt
	Name:	Paul J. Weyandt
	Title:	Vice President and Treasurer
PABTEX, Inc.
as Guarantor
By:		/s/ Michael R. Haverty
	Name:	Michael R. Haverty
	Title:	President
SOUTHERN INDUSTRIAL SERVICES, INC.
as Guarantor
By:		/s/ Michael R. Haverty
Name: Michael R. Haverty
	Title:	President
VEALS, INC.
as Guarantor
By:		/s/ Michael R. Haverty
	Name:	Michael R. Haverty
Title: President

THE BANK OF NOVA SCOTIA, in its capacity as Swing Line Bank and Issuing Bank
By:	/s/ Mark Sparrow

Name: Mark Sparrow Title: Director

THE BANK OF NOVA SCOTIA, in
its capacity as Collateral
Agent and Administrative Agent
By: /s/ Mark Sparrow
Name: Mark Sparrow
Title: Director
LENDER SIGNATURE PAGE FOR OTHER THAN EXTENDING LENDERS

[INSERT NAME OF LENDER]
By:
Name:
Title:

LENDER SIGNATURE PAGE FOR EXTENDING LENDER

INDICATE THAT YOU ELECT TO BE AN EXTENDING LENDER BY EXECUTING THE SIGNATURE BLOCK BELOW.

SIGNATURE BLOCK FOR EXTENDING LENDER

[NAME OF REVOLVING CREDIT LENDER]

By:
Name:
Title: